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Rule 424(b)(3)                                       Registration No. 333-52659


PRICING SUPPLEMENT NO.:    11       dated   NOVEMBER 23, 1999


                             THE WALT DISNEY COMPANY

                                MEDIUM-TERM NOTES

This Pricing Supplement accompanies and supplements the Prospectus dated August 6, 1998, as supplemented by the Prospectus Supplement, dated August 6, 1998 (the "Prospectus Supplement").

The Notes have the following terms (as applicable):
Rate:   /X/ Fixed Rate   / / Floating Rate   / / Zero Coupon   / / Discount
Form:   /X/ Book-Entry   / / Definitive

Principal Amount: $50,000,000

Original Issue Price:      100%, VARIABLE PRICE RE-OFFER

CUSIP No:         25468PBG0
                  ---------

Proceeds to the Company:   $50,000,000

Discount or Commission to Agents:   0

Original Issue Discount:   N/A
                           ----

Original Issue Date:       DECEMBER 14, 1999

Stated Maturity:           DECEMBER 14, 2006

Yield to Maturity:         N/A
                           ----

Initial Maturity (for Renewable Notes):     N/A
                                           -----

Final Maturity (for Renewable Notes):       N/A
                                           -----

Earliest Redemption Date:  THE NOTES MAY BE REDEEMED, IN WHOLE BUT NOT IN PART,
                           AT DISNEY'S OPTION, SUBJECT TO AT LEAST 30 CALENDAR DAYS' BUT NO MORE THAN 60 CALENDAR DAYS' NOTICE, ON DECEMBER 14, 2001, AND ON THE 14TH DAY OF EACH JUNE AND DECEMBER THEREAFTER.

Redemption Price: 100% OF THE PRINCIPAL AMOUNT OF THE NOTES.

Interest Rate Per Annum (for Fixed Rate Notes):      7.0%

Interest Payment Dates:
    / / Third Wednesday of each month
    / / Third Wednesday of each March, June,
        September and December
    / / Third Wednesday of each
        and                       --------------
            ---------------
    / / Third Wednesday of each
    /X/ Other (specify)           --------------
                           THE FIRST INTEREST PAYMENT DATE SHALL BE JUNE 14, 2000 AND THEREAFTER THE INTEREST PAYMENT DATES SHALL BE THE 14TH DAY OF EACH DECEMBER AND JUNE DURING THE TERM OF THE NOTES

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                           PAYMENT DATES SHALL BE THE 14TH DAY OF EACH DECEMBER
                           AND JUNE DURING THE TERM OF THE NOTES.


Regular Record Dates:
   /X/  Fifteenth day (whether or not a Business Day)
           immediately preceding the related Interest
           Payment Date
   / /  Other (specify)
                       -----------
Interest Payment Period:
   / /  Monthly
   / /  Quarterly
   /X/  Semiannually
   / /  Annually

Interest Reset Period:     N/A
                          -----
   / /  Daily
   / /  Weekly
   / /  Monthly
   / /  Quarterly
   / /  Semiannually
   / /  Annually

Interest Reset Dates:      N/A
                          -----
   / /  As specified in Prospectus Supplement
   / /  Other (specify)
                       -----------

Interest Determination Date:        N/A
                                   -----
   / /  As specified in Prospectus Supplement
   / /  Other (specify)
                       -----------

Purchase Of Notes At Option Of Holder:   N/A
                                        -----

Purchase                        Purchase
Date(s):                        Price(s):
            --------------                  --------------

Calculation Agent:         N/A
                          -----

Plan of Distribution:      SALOMON SMITH BARNEY, INC. HAS ACTED AS PRINCIPAL
                           WITH RESPECT TO THE PURCHASE OF THE NOTES.


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